UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §210.14a-12

TRISTAR ACQUISITION I CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT DATED JULY 11, 2023

TO

PROXY STATEMENT

TRISTAR ACQUISITION I CORP.

A Cayman Islands Exempted Company

2870 Peachtree Road, NW Suite 509,

Atlanta, Georgia 30305

EXTRAORDINARY GENERAL MEETING

OF TRISTAR ACQUISITION I CORP.

TO BE HELD ON JULY 17, 2023

The following information supplements, and should be read in conjunction with, the proxy statement dated July 7, 2023 (the “Proxy”) of Tristar Acquisition I Corp., a Cayman Islands exempted company (the “Company”) in connection with an Extraordinary General Meeting (the “Meeting”) relating to the proposed the Extension Amendment Proposal, the Trust Amendment Proposal, the NTA Requirement Amendment Proposal, and the Adjournment Proposal, more fully described in the Proxy (together referred to as the “Extension Proposals”). This supplement (the “Supplement”) contains additional information that supplements the Proxy, and we urge you to read this Supplement, together with the Proxy regarding the Extension Proposals:

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The Company is providing additional information to its shareholders, as described in this Supplement to the Definitive Proxy Statement dated July 7, 2023, filed with the United States Securities and Exchange Commission in connection with the Extraordinary General Meeting to be held on July 17, 2023 (the Definitive Proxy Statement referred to as the “Proxy”). These disclosures should be read in connection with the Proxy, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy, the information set forth herein shall supersede or supplement the information in the Proxy. Defined terms used but not defined herein have the meanings set forth in the Proxy and all page references are to pages in the Proxy. The Company makes the following amended and supplemental disclosures:

Record Date.

As disclosed in the Proxy, the Board has fixed the close of business on July 5, 2023 as the record date (the “Record Date”) for determining the Company shareholders entitled to receive notice of and vote at the Extraordinary General Meeting. Only record holders of the Company’s Ordinary Shares at the close of business on the Record Date are entitled to vote or have their votes cast at the Extraordinary General Meeting. This Supplement serves to clarify and correct any scriber’s errors in the Proxy that misstates the Record Date.

Extension Payment.

Proposal No. 1 — The Extension Amendment Proposal — shall be amended to state:

Proposal No. 1 — The Extension Amendment Proposal — To amend, by way of special resolution, the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to extend the date (the “Termination Date”) by which the Company has to consummate a business combination (the “Extension Amendment”) from July 18, 2023 (the “Original Termination Date”), to October 18, 2023 (the “Extension Date”), to allow the Company, without another shareholder vote, to extend the period of time to consummate the initial business combination in accordance with the Articles and by resolution of the Company’s board of directors (the “Board”), by depositing the lesser of $0.105 per public share or $375,000 into the Company’s trust account (the “Trust Account”) held by Continental Stock Transfer & Trust Company as trustee (“Continental”), for such three-month extension, then, to extend the Extension Date for an additional one (1) month as needed (each an “Extension”), on a month-to-month basis, up to twelve (12) times, until October 18, 2024, by depositing into the Trust Account, the lesser amount of $0.035 per public share or $125,000 (the “Extension Payment”) for each one-month Extension, as provided by the first resolution in the form set forth in Annex A to the accompanying Proxy Statement (the “Extension Amendment Proposal”);

Proposal No. 2 — The Trust Amendment Proposal — shall be amended to state:

Proposal No. 2 — The Trust Amendment Proposal — To amend the Investment Management Trust Agreement (the “Trust Agreement”), dated October 13, 2021, by and between the Company and Continental, pursuant to an amendment to the Trust Agreement in the form set forth in Annex B to the accompanying Proxy Statement, to extend the date on which Continental must liquidate the Trust Account established in connection with the Company’s initial public offering (the “IPO”) if the Company has not completed its initial business combination, from July 18, 2023 to October 18, 2023, without another shareholder vote, to elect to extend the period of time to consummate the initial business combination, by depositing the lesser of $0.105 per public share or $375,000 into the Company’s Trust Account for such three-month extension, then to extend the Extension Date for an additional one (1) month as needed, on an month-to-month basis, up to twelve (12) times until October 18, 2024, by depositing into the Trust Account, the lesser amount of $0.035 per public share or $125,000, the Extension Payment, for each one-month Extension, in accordance with the Articles, by resolution of the Board, until the Extension Date, a total of up to fifteen months after the Original Termination Date, as provided by the second resolution in the form set forth in Annex A to the accompanying Proxy Statement (the “Trust Amendment Proposal”).

— END OF SUPPLEMENT TO PROXY STATEMENT —